                                                               Exhibit 4(d)(iii)



                            FIRST UNION CORPORATION,



                              WACHOVIA CORPORATION

                                       AND

                            THE CHASE MANHATTAN BANK,

                                                 as Trustee







                          SECOND SUPPLEMENTAL INDENTURE

                           Dated as of August 31, 2001

                                       to

                                    INDENTURE

                          Dated as of November 25, 1992

                             SUBORDINATED SECURITIES

                  SECOND SUPPLEMENTAL INDENTURE, dated as of August 31, 2001, among FIRST UNION CORPORATION, a North Carolina corporation ("Successor"), WACHOVIA CORPORATION, a North Carolina corporation ("Wachovia"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as successor to Chemical Bank, a New York banking corporation, as trustee (the "Trustee").

                  WHEREAS, Central Fidelity Banks, Inc., a Virginia corporation ("Central Fidelity"), and the Trustee entered into an Indenture, dated as of November 25, 1992, (the "Original Indenture") and Wachovia and the Trustee entered into a First Supplemental Indenture, dated as of December 15, 1997, (the "First Supplemental Indenture" and, together with the Original Indenture, the "Indenture"; capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture), providing for the issuance from time to time of Securities;

                  WHEREAS, Wachovia and Successor have entered into an Agreement and Plan of Merger, dated as of April 15, 2001 (as amended and restated and otherwise amended or modified, the "Merger Agreement"), which contemplates the execution and filing of articles of merger (the "Articles of Merger") providing for the merger of Wachovia with and into Successor (the "Merger"), with Successor continuing its corporate existence under the laws of the State of North Carolina;

                  WHEREAS, Section 10.01 of the Indenture provides, among other things, that the Company shall not merge into another corporation unless, among other things, the corporation into which the Company is merged expressly shall assume by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on the Securities, according to their terms, and the performance of every covenant of the Indenture and in such series on the part of the Company to be performed or observed;

                  WHEREAS, Section 9.01 of the Indenture provides, among other things, that, without the consent of any Holders, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee from time to time and at any time may enter into an indenture or indentures supplemental to the Indenture to evidence the succession of another corporation to the Company and the assumptions by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article Ten of the Indenture;

                  WHEREAS, Successor and Wachovia desire and have requested that the Trustee join in the execution of this Second Supplemental Indenture for the purpose of evidencing such succession and assumption;

                  WHEREAS, the execution and delivery of this Second Supplemental Indenture has been authorized by resolutions of the boards of directors of Wachovia and Successor; and

                  WHEREAS, all conditions precedent and requirements necessary to make this Second Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

                  NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

                  For and in consideration of the premises and intending to be legally bound hereby, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

                                  ARTICLE ONE

                    REPRESENTATIONS OF WACHOVIA AND SUCCESSOR

                  Each of Wachovia and Successor represents and warrants to the Trustee as follows:

                  SECTION 1.1. It is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.

                  SECTION 1.2. The execution, delivery and performance by it of this Second Supplemental Indenture have been authorized and approved by all necessary corporate action on the part of it.

                  SECTION 1.3. The Merger will become effective in accordance with the terms of the Merger Agreement and North Carolina law when the Articles of Merger are filed in the office of the Secretary of State of the State of North Carolina, or at such later date or time as the Successor and Wachovia agree and specify in the Articles of Merger (the time the Merger becomes effective being the "Effective Time").

                  SECTION 1.4. Immediately after giving effect to the Merger, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

                                  ARTICLE TWO

                            ASSUMPTION AND AGREEMENTS

                  SECTION 2.1. Successor hereby assumes the due and punctual payment of the principal of and any premium and interest on the Securities, according to their terms, and the performance of every covenant of the Indenture and in such series on the part of the Company to be performed or observed.

                  SECTION 2.2. Securities authenticated and delivered after the execution of this Second Supplemental Indenture may bear a notation in form acceptable to the Trustee as to any matter provided for in this Second Supplemental Indenture.

                  SECTION 2.3. Successor shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, with the same effect as if Successor had been named as the Company therein, and hereafter Wachovia shall be relieved of all obligations and covenants under the Indenture and the Securities of each series and any related coupons.

                                  ARTICLE THREE

                                  MISCELLANEOUS

                  SECTION 3.1. The recitals contained in this Second Supplemental Indenture shall be taken as the statements of the Company and Successor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

                  SECTION 3.2. If and to the extent that any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision hereof or of the Indenture, which is required to be included in the Indenture or in this Second Supplemental Indenture by any provision of the Trust Indenture Act, such required provision shall control.

                  SECTION 3.3. Nothing in this Second Supplemental Indenture, express or implied, shall give to any Person, other than the parties to this Second Supplemental Indenture, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

                  SECTION 3.4. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

                  SECTION 3.5. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                  SECTION 3.6. This Second Supplemental Indenture shall become effective as of the Effective Time.

                  IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested all as of the day and year first above written.

                              WACHOVIA CORPORATION

                              By /s/ Kenneth W. McAllister
                                ---------------------------------------
                                  Name: Kenneth W. McAllister, Esq.
                                  Title:  Senior Executive Vice President
                                                and General Counsel

(Corporate Seal)

Attest:



/s/ William M. Watson, Jr.
----------------------------------
Secretary

                              FIRST UNION CORPORATION

                              By /s/ Ross E. Jeffries, Jr.
                                -------------------------------------
                                  Name:  Ross E. Jeffries, Jr.
                                  Title: Senior Vice President



(Corporate Seal)

Attest:



/s/ Anthony Augliera
----------------------------------
Assistant Secretary

                                     THE CHASE MANHATTAN BANK, as Trustee



                                     By /s/ J. Adamis
                                       -------------------------------------
                                         Name:  J. Adamis
                                         Title: Vice President



(Corporate Seal)

Attest:



/s/ ILLEGIBLE
----------------------------------

STATE OF North Carolina    )
                           ):  ss.:
COUNTY OF Forsyth          )



                  On this 31st day of August, 2001, before me, the undersigned officer, personally appeared Kenneth W. McAllister, who acknowledged himself or herself to be the Senior Executive Vice President and General Counsel of WACHOVIA CORPORATION, a North Carolina corporation, and that he or she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself or herself as such officer.

                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.




                                          /s/ M. Marie Harper
                                          ----------------------------------
                                          Notary Public

[SEAL]



STATE OF North Carolina    )
                           ):  ss.:
COUNTY OF Mecklenburg      )



                  On this 31st day of August, 2001, before me, the undersigned officer, personally appeared Ross E. Jeffries, Jr., who acknowledged himself or herself to be the Senior Vice President of FIRST UNION CORPORATION, a North Carolina corporation, and that he or she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself or herself as such officer.

                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.




                                          /s/ Loretta M. Lucenti
                                          ----------------------------------
                                          Notary Public

[SEAL]

STATE OF New York          )
                           ):  ss.:
COUNTY OF New York         )


                  On this 31st day of August, 2001, before me, the undersigned officer, personally appeared Joanne Adamis, who acknowledged himself or herself to be the Vice President of THE CHASE MANHATTAN BANK, a New York banking corporation, and that he or she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the association by himself or herself as such officer.

                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.





                                          /s/ Robert J. Stanislaro
                                          ----------------------------------
                                          Notary Public

[SEAL]